Meta Reports Fourth Quarter and Full Year 2021 Results

MENLO PARK, Calif. – February 2, 2022 – Meta Platforms, Inc. (Nasdaq: FB) today reported financial results for the quarter and full year ended December 31, 2021.

"We had a solid quarter as people turned to our products to stay connected and businesses continued to use our services to grow," said Mark Zuckerberg, Meta founder and CEO. "I'm encouraged by the progress we made this past year in a number of important growth areas like Reels, commerce, and virtual reality, and we'll continue investing in these and other key priorities in 2022 as we work towards building the metaverse."

Fourth Quarter and Full Year 2021 Financial Highlights

	Three Months Ended December 31,		Year-over-Year % Change	Year Ended December 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2021	2020		2021	2020
Total revenue	$33,671	$28,072	20%	$117,929	$85,965	37%
Total costs and expenses	21,086	15,297	38%	71,176	53,294	34%
Income from operations	$12,585	$12,775	(1)%	$46,753	$32,671	43%
Operating margin	37%	46%		40%	38%
Provision for income taxes	$2,417	$1,836	32%	$7,914	$4,034	96%
Effective tax rate	19%	14%		17%	12%
Net income	$10,285	$11,219	(8)%	$39,370	$29,146	35%
Diluted earnings per share (EPS)	$3.67	$3.88	(5)%	$13.77	$10.09	36%

Fourth Quarter and Full Year 2021 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 2.82 billion on average for December 2021, an increase of 8% year-over-year.
•Family monthly active people (MAP) – MAP was 3.59 billion as of December 31, 2021, an increase of 9% year-over-year.
•Facebook daily active users (DAUs) – DAUs were 1.93 billion on average for December 2021, an increase of 5% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 2.91 billion as of December 31, 2021, an increase of 4% year-over-year.
•Ad impressions and price per ad – In the fourth quarter of 2021, ad impressions delivered across our Family of Apps increased by 13% year-over-year and the average price per ad increased by 6% year-over-year. For the full year 2021, ad impressions increased by 10% year-over-year and the average price per ad increased by 24% year-over-year.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $5.54 billion and $19.24 billion for the fourth quarter and full year 2021, respectively.
•Share repurchases – We repurchased $19.18 billion and $44.81 billion of our Class A common stock in the fourth quarter and full year 2021, respectively. As of December 31, 2021, we had $38.79 billion available and authorized for repurchases.
•Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $48.0 billion as of December 31, 2021.
•Headcount – Headcount was 71,970 as of December 31, 2021, an increase of 23% year-over-year.

New Financial Reporting Segment Structure and Operating Results

Beginning in the fourth quarter of 2021, we report our financial results based on two reportable segments:

•Family of Apps (FoA), which includes Facebook, Instagram, Messenger, WhatsApp and other services.
•Reality Labs (RL), which includes augmented and virtual reality related consumer hardware, software and content.

Segment Information
(In millions)
(Unaudited)
	Three Months Ended					Year Ended December 31,
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	2021	2020	2019
Revenue:
Advertising	$32,639	$28,276	$28,580	$25,439	$27,187	$114,934	$84,169	$69,655
Other revenue	155	176	192	198	168	721	657	541
Family of Apps	32,794	28,452	28,772	25,637	27,355	115,655	84,826	70,196
Reality Labs	877	558	305	534	717	2,274	1,139	501
Total revenue	$33,671	$29,010	$29,077	$26,171	$28,072	$117,929	$85,965	$70,697

Income (loss) from operations:
Family of Apps	$15,889	$13,054	$14,799	$13,205	$14,874	$56,946	$39,294	$28,489
Reality Labs	(3,304)	(2,631)	(2,432)	(1,827)	(2,099)	(10,193)	(6,623)	(4,503)
Total income from operations	$12,585	$10,423	$12,367	$11,378	$12,775	$46,753	$32,671	$23,986

CFO Outlook Commentary

We expect first quarter 2022 total revenue to be in the range of $27-29 billion, which represents 3-11% year-over-year growth. We expect our year-over-year growth in the first quarter to be impacted by headwinds to both impression and price growth.

•On the impressions side, we expect continued headwinds from both increased competition for people's time and a shift of engagement within our apps towards video surfaces like Reels, which monetize at lower rates than Feed and Stories.

•On the pricing side, we expect growth to be negatively impacted by a few factors:

–First, we will lap a period in which Apple's iOS changes were not in effect and we anticipate modestly increasing ad targeting and measurement headwinds from platform and regulatory changes.

–Second, we will lap a period of strong demand in the prior year and we're hearing from advertisers that macroeconomic challenges like cost inflation and supply chain disruptions are impacting advertiser budgets.

–Finally, based on current exchange rates, we expect foreign currency to be a headwind to year-over-year growth.

In addition, as previously noted, we also continue to monitor developments regarding the viability of transatlantic data transfers and their potential impact on our European operations.

We expect 2022 total expenses to be in the range of $90-95 billion, updated from our prior outlook of $91-97 billion. Our anticipated expense growth is driven by investments in technical and product talent and infrastructure-related costs.

We expect 2022 capital expenditures, including principal payments on finance leases, to be in the range of $29-34 billion, unchanged from our prior estimate. Our planned capital expenditures are primarily driven by investments in data centers, servers, network infrastructure, and office facilities. As we discussed previously, this range reflects a significant increase in our artificial intelligence and machine learning investments, which will support a number of areas across our Family of Apps. While our Reality Labs products and services may require more infrastructure capacity in the future, they do not require substantial capacity today and, as a result, are not a significant driver of 2022 capital expenditures.

Absent any changes to U.S. tax law, we expect our full-year 2022 tax rate to be similar to the full-year 2021 rate.

Ticker Symbol Change to META

Meta's Class A common stock is expected to begin trading on NASDAQ under the ticker symbol 'META' in the first half of 2022. This will replace the current ticker symbol 'FB,' which has been used since the company's initial public offering in 2012, and more details on exact timing will be forthcoming. No action is required by our stockholders with respect to the ticker symbol change and it does not affect the rights of our stockholders. Our Class A common stock will continue to be listed on NASDAQ and the CUSIP number will remain unchanged.

Webcast and Conference Call Information
Meta will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Meta uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck) and Instagram account (instagram.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (402) 977-9140 or +1 (800) 633-8284, conference ID 22013689.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Meta

Meta builds technologies that help people connect, find communities, and grow businesses. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ryan Moore
press@fb.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of the COVID-19 pandemic on our business and financial results; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives, including our metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on October 26, 2021, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2021. In addition, please note that the date of this press release is February 2, 2022, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three months and full year ended December 31, 2021 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$33,671	$28,072	$117,929	$85,965
Costs and expenses:
Cost of revenue	6,348	5,210	22,649	16,692
Research and development	7,046	5,208	24,655	18,447
Marketing and sales	4,387	3,280	14,043	11,591
General and administrative	3,305	1,599	9,829	6,564
Total costs and expenses	21,086	15,297	71,176	53,294
Income from operations	12,585	12,775	46,753	32,671
Interest and other income, net	117	280	531	509
Income before provision for income taxes	12,702	13,055	47,284	33,180
Provision for income taxes	2,417	1,836	7,914	4,034
Net income	$10,285	$11,219	$39,370	$29,146
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$3.72	$3.94	$13.99	$10.22
Diluted	$3.67	$3.88	$13.77	$10.09
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,765	2,850	2,815	2,851
Diluted	2,799	2,890	2,859	2,888
Share-based compensation expense included in costs and expenses:
Cost of revenue	$149	$120	$577	$447
Research and development	1,882	1,361	7,106	4,918
Marketing and sales	206	175	837	691
General and administrative	169	128	644	480
Total share-based compensation expense	$2,406	$1,784	$9,164	$6,536

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$16,601	$17,576
Marketable securities	31,397	44,378
Accounts receivable, net	14,039	11,335
Prepaid expenses and other current assets	4,629	2,381
Total current assets	66,666	75,670
Equity investments	6,775	6,234
Property and equipment, net	57,809	45,633
Operating lease right-of-use assets	12,155	9,348
Intangible assets, net	634	623
Goodwill	19,197	19,050
Other assets	2,751	2,758
Total assets	$165,987	$159,316

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,083	$1,331
Partners payable	1,052	1,093
Operating lease liabilities, current	1,127	1,023
Accrued expenses and other current liabilities	14,312	11,152
Deferred revenue and deposits	561	382
Total current liabilities	21,135	14,981
Operating lease liabilities, non-current	12,746	9,631
Other liabilities	7,227	6,414
Total liabilities	41,108	31,026
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	55,811	50,018
Accumulated other comprehensive income (loss)	(693)	927
Retained earnings	69,761	77,345
Total stockholders' equity	124,879	128,290
Total liabilities and stockholders' equity	$165,987	$159,316

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$10,285	$11,219	$39,370	$29,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,014	1,863	7,967	6,862
Share-based compensation	2,406	1,784	9,164	6,536
Deferred income taxes	748	(377)	609	(1,192)
Other	34	62	(127)	118
Changes in assets and liabilities:
Accounts receivable	(2,038)	(3,059)	(3,110)	(1,512)
Prepaid expenses and other current assets	817	225	(1,750)	135
Other assets	(165)	(25)	(349)	(34)
Accounts payable	876	(56)	1,436	(17)
Partners payable	151	278	(12)	178
Accrued expenses and other current liabilities	2,462	2,218	3,357	(1,054)
Deferred revenue and deposits	100	(3)	187	108
Other liabilities	414	(89)	941	(527)
Net cash provided by operating activities	18,104	14,040	57,683	38,747
Cash flows from investing activities
Purchases of property and equipment	(5,370)	(4,613)	(18,567)	(15,115)
Purchases of marketable securities	(6,093)	(5,737)	(30,407)	(33,930)
Sales of marketable securities	16,340	2,008	31,671	11,787
Maturities of marketable securities	1,598	3,260	10,915	13,984
Purchases of equity investments	(2)	(59)	(47)	(6,361)
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(521)	(5)	(851)	(388)
Other investing activities	(123)	(27)	(284)	(36)
Net cash provided by (used in) investing activities	5,829	(5,173)	(7,570)	(30,059)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,507)	(1,121)	(5,515)	(3,564)
Repurchases of Class A common stock	(20,063)	(1,928)	(44,537)	(6,272)
Principal payments on finance leases	(172)	(205)	(677)	(604)
Net change in overdraft in cash pooling entities	—	48	14	24
Other financing activities	—	—	(13)	124
Net cash used in financing activities	(21,742)	(3,206)	(50,728)	(10,292)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(130)	314	(474)	279
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,061	5,975	(1,089)	(1,325)
Cash, cash equivalents, and restricted cash at beginning of the period	14,804	11,979	17,954	19,279
Cash, cash equivalents, and restricted cash at end of the period	$16,865	$17,954	$16,865	$17,954

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$16,601	$17,576	$16,601	$17,576
Restricted cash, included in prepaid expenses and other current assets	149	241	149	241
Restricted cash, included in other assets	115	137	115	137
Total cash, cash equivalents, and restricted cash	$16,865	$17,954	$16,865	$17,954

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Supplemental cash flow data
Cash paid for income taxes, net	$606	$1,107	$8,525	$4,229
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$3,404	$2,201	$3,404	$2,201
Acquisition of businesses in accrued expenses and other current liabilities and other liabilities	$73	$118	$73	$118
Other current assets through financing arrangement in accrued expenses and other current liabilities	$508	$—	$508	$—
Repurchases of Class A common stock in accrued expenses and other current liabilities	$340	$68	$340	$68

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP revenue	$33,671	$28,072	$117,929	$85,965
Foreign exchange effect on 2021 revenue using 2020 rates	307		(1,640)
Revenue excluding foreign exchange effect	$33,978		$116,289
GAAP revenue year-over-year change %	20%		37%
Revenue excluding foreign exchange effect year-over-year change %	21%		35%
GAAP advertising revenue	$32,639	$27,187	$114,934	$84,169
Foreign exchange effect on 2021 advertising revenue using 2020 rates	306		(1,620)
Advertising revenue excluding foreign exchange effect	$32,945		$113,314
GAAP advertising revenue year-over-year change %	20%		37%
Advertising revenue excluding foreign exchange effect year-over-year change %	21%		35%

Net cash provided by operating activities	$18,104	$14,040	$57,683	$38,747
Purchases of property and equipment	(5,370)	(4,613)	(18,567)	(15,115)
Principal payments on finance leases	(172)	(205)	(677)	(604)
Free cash flow (1)	$12,562	$9,222	$38,439	$23,028
____________________________________
(1) Free cash flow in the year ended December 31, 2020 reflects the $5.0 billion FTC settlement that was paid in April 2020.